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                              INTERSIL CORPORATION
                              SUBSIDIARY COMPANIES
                                   August 2000


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
     Company Name                             Jurisdiction of Incorporation      Date Formed
     ------------                             -----------------------------      -----------

Domestic
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Choice-Intersil Microsystems, Inc.            Kansas                             01/05/98
Intersil (FL), LLC                            Delaware                           08/12/99
Intersil (OH), LLC                            Delaware                           08/12/99
Intersil (PA), LLC                            Delaware                           08/12/99
Intersil Prism, LLC                           Delaware                           08/06/99
Intersil-NWN Investment, LLC                  Delaware                           05/15/00
Intersil-NWN Holding, LLC                     Delaware                           05/22/00
No Wires Needed USA Inc.                      New Jersey                         06/23/99
Intersil Investment Corporation               Delaware                           ?

Caribbean
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Sapphire Worldwide Investments Inc.           British Virgin Islands             06/01/99

Asia
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Intersil China Ltd.                           Hong Kong, PRC                     05/12/81
Intersil K. K.                                Japan                              06/04/84
Intersil YH                                   Korea                              09/07/89
Intersil Advanced Technology (Labuan) Ltd.    Federation of Labuan, Malaysia     08/05/99
Intersil Services Company Sdn. Bhd.           Malaysia                           07/06/00
Intersil Pte. Ltd.                            Singapore                          08/14/99
Intersil Ltd.                                 Taiwan                             11/19/87

Europe
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Intersil SA                                   Belgium                            08/16/99
Intersil Sarl                                 France                             04/14/74
Intersil GmbH                                 Germany                            09/07/99
Intersil Srl                                  Italy                              06/10/83
Intersil B.V.                                 The Netherlands                    05/15/00
No Wires Needed (NWN) B.V.                    The Netherlands                    03/13/97
Intersil Limited                              United Kingdom                     08/11/99
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